Exhibit 2.1(e)



                      FIFTH AMENDMENT TO CONSOLIDATION AGREEMENT


                    This Fifth Amendment ("Fifth Amendment") to the Consolidation Agreement dated as of the 1st day of April, 1996 (the "Consolidation Agreement") between Grand Court Lifestyles, Inc., a Delaware corporation ("Grand Court"), party of the first part, and John Luciani and Bernard M. Rodin (the "Transferring Shareholders") and J&B Management Company, a New Jersey partnership (the "Company"), parties of the second part, is made as of the 1st day of April, 1996. Capitalization terms not defined herein shall have the meanings ascribed to them in the Consolidation Agreement.


                                 W I T N E S S E T H:
                                 - - - - - - - - - -

                    Whereas, Grand Court, the Transferring Shareholders and the Company entered into the Consolidation Agreement;

                    Whereas, Grand Court, the Transferring Shareholders and the Company desire to amend Schedule 1.2 of the Agreement by this Fifth Amendment relating to the transfer of interests in Twin Lakes L.C., by the Transferring Shareholders to Grand Court;

                    Accordingly, the parties hereto agree as follows:


                                      ARTICLE I
                        Stock and Interests Acquired by Buyer

                    Schedule 1.2 is hereby amended by deleting paragraph
          (a) and inserting in its stead the following:

                    (a) each Transferring Shareholder shall transfer a 49% interest in Twin Lakes L.C., a Florida limited liability company.


                                      ARTICLE II
                                    Miscellaneous

                    Except as herein specifically amended, all of the terms, provisions and conditions of the Consolidation Agreement shall continue to remain in full force and effect.

                    IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as of the day and year first above written.


           /s/ John Luciani                   /s/ Bernard M. Rodin
          --------------------------         -------------------------
          John Luciani                       Bernard M. Rodin


                               J & B MANAGEMENT COMPANY


           /s/ John Luciani                   /s/ Bernard M. Rodin
          --------------------------         -------------------------
          By: John Luciani, Partner          By: Bernard M. Rodin, Partner


                             GRAND COURT LIFESTYLES, INC.


           /s/ John Luciani                   /s/ Bernard M. Rodin
          --------------------------         -------------------------
          By: John Luciani, President        By: Bernard M. Rodin,
                                                   Vice President